EXHIBIT 10.45

                                    NEWCO
                   SUBSCRIPTION AND STOCKHOLDERS AGREEMENT

SUBSCRIPTION AND STOCKHOLDERS AGREEMENT, dated as of October 15, 1997, by and among Bioject JV Subsidiary Inc., an Oregon corporation ("Newco" or the "Company"), Bioject Medical Technologies Inc., an Oregon corporation ("Bioject"), and Elan International Services, Ltd., a Bermuda corporation ("EIS"; together with Bioject, the "Stockholders"; each sometimes referred to herein as a "Stockholder").


R E C I T A L S:

A. The Company desires to issue and sell to EIS and Bioject (the "Purchasers"), and the Purchasers desire to purchase from the Company, for aggregate consideration of $15,000,000, shares of the Company's common stock (the "Shares"), without par value (the "Common Stock"), as set forth herein. The Shares issuable hereunder are entitled to the benefits of a Registration Rights Agreement between the Company and the Purchasers dated as of the date hereof and attached hereto as Exhibit A (the "Registration Rights Agreement").

B. After consummation of the transactions contemplated hereby, EIS initially shall own Shares representing 19.9% of the Common Stock, and Bioject initially shall own Shares representing 80.1% of the Common Stock.

C. The Stockholders and the Company desire to set forth herein certain provisions relating to the governance of the Company and transfer of shares of Common Stock and/or certain securities convertible, exchangeable or exercisable for or into shares of Common Stock.


A G R E E M E N T:

The parties agree as follows:

ARTICLE I
DEFINITIONS; AUTHORIZATIONS; CLOSINGS

1.1 Defined Terms. As used herein, the terms below shall have the following meanings:

"Affiliate" shall have the meaning set forth in Section 12b-2 of the Securities Exchange Act of 1934, as amended.

"Company Securities" shall mean the Common Stock and any additional share of Common Stock issued or issuable to any Stockholder upon the conversion, exchange or exercise of any other security or right.

"Fully Diluted Common Stock" shall mean all of the Common Stock of the Company, assuming conversion, exercise or exchange of all outstanding convertible, exchangeable or exercisable securities, options, warrants and similar instruments for or into Common Stock.

"License Agreement" shall mean that agreement dated as of the date hereof by and between Elan Corporation, plc, an Irish public limited company ("Elan") and the Company in connection with the licensing of Glucose Monitor Technology (as defined therein) by Elan to the Company.

"Permitted Transferee" shall mean (i) any Affiliate of EIS or Bioject, as applicable, or (ii) any other Person who acquires Company Securities from EIS or Bioject in a transaction that is exempt from registration under the Securities Act of 1933, as amended, other than under Rule 144 thereunder or a similar rule or regulation providing for the sale of securities to the public.

"Person" shall mean an individual, partnership, joint venture, corporation, trust or unincorporated organization, a government or any department, agency or political subdivision thereof, or any other entity.

"Restricted Securities" shall mean Company Securities issued pursuant to this Agreement, including Common Stock and any securities convertible, exercisable or exchangeable for or into Common Stock or any other shares of Common Stock hereafter acquired by EIS or Bioject.

"Stockholder" means any of EIS, Bioject, any Permitted Transferee or any other Person who subsequently becomes bound by this Agreement as a holder of Company Securities.

1.2 Authorizations; Etc. The Company has authorized the issuance (i) to EIS of 199,000 shares of Common Stock, and (ii) to Bioject of 801,000 shares of Common Stock issuable as provided in Section 1.3 hereof.

1.3 Closings. (a) The closing of the transactions contemplated hereby (the "Closing") shall occur on the date hereof, at the offices of counsel to EIS in New York, New York, or such other place as the parties may agree.

(b) As a condition of the Closing of the transactions contemplated hereby, the Company shall produce its certificate of incorporation and by-laws for review and approval (which approval shall not be unreasonably withheld) by EIS.

(c) At the Closing, (x) the Company shall issue and sell to EIS, and EIS shall purchase from the Company, upon the terms and subject to the conditions set forth herein, for an aggregate purchase price of $2,985,000, 199,000 shares of Common Stock and (y) the Company shall issue and sell to Bioject, and Bioject shall purchase from the Company, upon the terms and conditions set forth herein, for an aggregate purchase price of $12,015,000, 801,000 shares of Common Stock.

(d) At the Closing, the parties hereto shall execute and deliver to each other, as applicable:

(1) (i) certificates in respect of the Common Stock described above; (ii) the Registration Rights Agreement (together with this Agreement, the "Newco Transaction Documents"); and

(2) certificates as to the incumbency of the officers executing the Newco Transaction Documents and such other matters as shall be customary for transactions of this type and as may be reasonably requested by each of the parties hereto of the other.

In addition, at the Closing, the Company shall cause to be delivered to the Purchasers an opinion of counsel, in a form reasonably satisfactory to the Purchasers, covering the due authority of the Company and the due authorization of the Newco Transaction Documents, the due issuance of the Securities, no violations of law or charter documents and other customary matters, which opinion may contain customary exceptions.

(e) The Shares will be issued under an exemption or exemptions from registration under the Securities Act; accordingly, the certificates evidencing the Shares shall, upon issuance, contain the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT UNDER ANY CIRCUMSTANCES BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

The Common Stock is afforded the rights and benefits as described in the Registration Rights Agreement.

1.4 Additional Funding.

(a) Each of the Stockholders agrees to provide additional funding to the Company (the "Additional Funding") following the earlier of the date Bioject's shareholders approve the issuance of Preferred Stock to EIS and February 1, 1998; provided, that (i) the Company's board of directors shall determine, in good faith, that such funds are required at such time for development of the first product or products based upon Glucose Monitor Technology (as defined in the License Agreement, the "Products") and the Glucose Monitor Technology, and
(ii) such development of the Products is consistent with the Company's then-current business plan, which business plan shall have been approved by the Company's board of directors and approved by Bioject and EIS (which approval shall not be unreasonably withheld or delayed).

(b) The Stockholders shall be obligated to provide the additional funds in combined increments of $1 million, which shall be provided 80.1% by Bioject, to an aggregate maximum of $4,005,000, and 19.9% by EIS, to an aggregate maximum of $995,000. In no event shall EIS be obligated to fund an amount in excess of 25% of the amount of Additional Funding provided by Bioject to the Company, and in any event, EIS's obligation to provide it's portion of the Additional Funding shall terminate at the conclusion of the 30-month period following the earlier of the date Bioject's shareholders approve the issuance of Preferred Stock to EIS and February 1, 1998.

(c) It shall be a condition to the Stockholders' respective obligations to make any Additional Funding, or payments in connection with Further Development (as defined below), that (A) there shall be no material default or breach by the Company of any material obligations under any of the Newco Transaction Documents (as hereinafter defined) or any other agreement between the Company or any of its affiliates, on the one hand, and the Stockholders or any of their affiliates, on the other hand, (B) the Company shall have executed and delivered to each Stockholder each document or instrument that shall be customary and appropriate for such transaction as reasonably determined by such Stockholder and the Company, and (C) each Stockholder shall consent to make its own portion of such Additional Funding or Further Development payments, which consent shall not be unreasonably withheld or delayed.

(d) At the option of the Company's Board of Directors, the Additional Funding shall be evidenced by Common Stock or Preferred Stock of the Company, with such price and terms as the Board of Directors shall in good faith determine.

1.5. Further Development.

After such time, if any, as Newco has expended [confidential portion omitted] million on research and development in connection with the research, development and commercialization of the Products resulting from Glucose Monitor Technology (including the Additional Funding), in the event that the Company's board of directors shall reasonably determine in good faith that the Company shall require further funding in order to complete such research, development and commercialization (the "Further Development"), EIS shall undertake to provide such funding in accordance with the following limits and conditions:

(a) the maximum contribution which must be made by EIS under this Section shall be [confidential portion omitted] million;

(b) EIS shall have reasonably and in good faith determined that the Further Development funding is likely to result in the [confidential portion omitted], as contemplated by the Company's then-current business plan;

(c) such funding shall be in minimum increments of $500,000;

(d) the Company shall have a market capitalization (if publicly held), or a valuation as determined by a financial advisory or investment firm satisfactory to each of Bioject and EIS (if privately held) of less than [confidential portion omitted] million at the time of the Company's request for such funding;

(e) such Further Development funding shall constitute senior debt of the Company, and be evidenced by a secured promissory note issued upon terms and conditions satisfactory to each of EIS and the Company acting reasonably, which shall be consistent with similar "arms-length" transactions then-being consummated in the capital markets; such promissory note to bear interest at a rate per annum equal to [confidential portion omitted] for a term of three years.

1.6 Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Stockholders as follows, as of the date hereof:

(a) Organization. The Company is a corporation duly organized, validly existing and is in good standing under the laws of Oregon, and has all the requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transaction contemplated hereby. The Company is qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business of the Company.

(b) Capitalization. (i) The authorized and outstanding shares of capital stock of the Company as of the date hereof, are set forth on Schedule 1.6(b)(i) hereto.

(ii) All of the outstanding shares of capital stock of the Company have been issued in accordance with applicable laws and regulations governing the sale and purchase of securities and none of such shares carries preemptive or similar rights.

(c) Authorization. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents, have been duly authorized by all requisite corporate actions; and this Agreement and each other of the Transaction Documents have been duly executed and delivered by the Company and are the valid and binding obligation of the Company, enforceable against it in accordance with their respective terms.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Newco Transaction Documents, the issuance, sale and delivery of the Common Stock (and the issuance of any Common Stock issuable upon the conversion of any convertible security, and compliance with the provisions hereof by the Company, will not (a) violate any provision of applicable law, statute, rule or regulation applicable to the Company or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of their respective properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance (as defined below) upon any of the properties or assets of the Company under, the charter or organizational documents of either or any material contract to which the Company is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on the Company. As used herein, "Encumbrance" shall mean any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, or other similar rights of any nature.

(e) Approvals. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person or entity (governmental or private) is required in connection with the execution, delivery or performance of this Agreement by the Company.

(f) Authorization of the Shares; Etc. The issuance, sale and delivery by the Company of the Shares, as contemplated by the Newco Transactions Documents, have been duly authorized by all requisite corporate action of the Company, and such securities, when issued as contemplated hereby, will be validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or any other similar rights of the stockholders of the Company or others.

(g) Disclosure. To the best of its knowledge, this Agreement and the other Newco Transaction Documents do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein and therein not misleading.

1.7 Representations and Warranties of the Stockholders. Each of EIS and Bioject hereby represent and warrant to the Company as follows:

(a) Organization. Each of the Stockholders is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization and has all the requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby.

(b) Authority. Each of the Stockholders has full legal right, power and authority to enter into this Agreement and the Newco Transaction Documents and to perform their respective obligations hereunder and thereunder, which have been duly authorized and by all requisite corporate action. This Agreement is the valid and binding obligation of the Stockholders, enforceable against them in accordance with its terms.

(c) No Conflicts. The execution, delivery and performance by each of the Stockholders of this Agreement and the other Newco Transaction Documents, purchase of the Common Stock (and the purchase of any Common Stock issuable upon the conversion or exercise of any convertible or exchangeable security), and compliance with the provisions hereof by the Stockholders will not (a) violate any provision of applicable law, statute, rule or regulation applicable to the Stockholders or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Stockholders or any of their respective properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance (as defined below) upon any of the properties or assets of the Stockholders under, the charter or organizational documents of either or any material contract to which the Stockholders are a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on the Stockholders. As used herein, "Encumbrance" shall mean any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, or other similar rights of any nature

(d) Approvals. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person or entity (governmental or private) (collectively, "Approval") is required in connection with the execution, delivery or performance of this Agreement by the Stockholders; nor is any Approval required by the Stockholders in order to fulfill their respective obligations hereunder or under any of the Newco Transaction Documents.

(e) Investment Representations. Each of the Stockholders is capable of evaluating the merits and risks of their respective investment in the Company. None of the Stockholders have been formed solely for the purpose of making this investment and are acquiring the Securities and, as applicable, the underlying Common Stock for investment for their own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. The Stockholders understand that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Stockholders' representations as expressed herein. The Stockholders understand that no public market now exists for any of the Shares and that there is no assurance that a public market will ever exist for the Shares.

ARTICLE II
BOARD OF DIRECTORS

2.1 Board of Directors. From and after the date hereof, and until such time as the Company's securities are registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a stock exchange or quoted on an electronic quotation system, each of EIS and Bioject and their respective Permitted Transferees shall use its best efforts (including voting all of their shares of Common Stock) to cause the board of directors of the Company to consist of five directors, designated as set forth below; provided that the parties shall make such adjustments in the arrangements required by this Section 2.1 as the board of directors shall deem necessary and proper in connection with obtaining material investments from unaffiliated third parties:

(a) Designation of Directors. EIS shall be entitled to designate one director (the "EIS Director") and Bioject shall be entitled to designate four directors (the "Bioject Directors"). The Company's by-laws shall not provide for a board of directors that contains staggered terms. As of the date hereof, the Company shall have a five-member board.

(b) Committees of the Board of Directors and Subsidiaries. The rights to designate directors provided in Section 2.1(a) shall also apply, proportionally, to any committees of the board of directors and to any board of directors of any Subsidiary of the Company.

2.2 Removal. In the event that (a) EIS shall request, by written notice thereof to Bioject, that an EIS Director be removed, or (b) Bioject shall request, by written notice thereof to EIS, that a Bioject Director be removed, then each Stockholder shall take all actions required by Section 2.4 to effect such result. If the majority of the Company's board of directors shall object to the appointment of any director on a commercially reasonable basis, such director shall be removed (or not elected) and the party that designates such director shall designate another director.

2.3 Vacancies. In the event that a vacancy is created on the board of directors at any time by the death, disability, retirement, resignation or removal of any director, or otherwise there shall exist or occur any vacancy on the board, each of EIS and Bioject and each of their respective Permitted Transferees hereby agrees to cause the director(s) designated by it and then serving (subject to each such person's fiduciary duties as a director) to vote for that individual designated to fill such vacancy and serve as a director by whichever of the Stockholders that had designated (pursuant to Section 2.1 hereof) the director whose death, disability, retirement, resignation or removal resulted in such vacancy on the board; provided, however, that such other individual so designated may not previously have been a director of the Company who was removed for cause from the board.

2.4 Covenant to Vote. (a) Each of EIS and Bioject and each of their respective Permitted Transferees hereby agrees to take or assist such other Persons to take all actions necessary to call, or cause the Company or the appropriate officers or directors of the Company to call, a special or annual meeting of stockholders of the Company and to vote all shares of Common Stock owned or held of record by such Person at any such annual or special meeting in favor of, or to consent by written consent in lieu of any such meeting to, the election of a board of directors consistent with, and the taking of any other action to effect the intent of, this Article II. In addition, each of EIS and Bioject and each of their respective Permitted Transferees agrees to vote, or consent with respect to, the shares of Common Stock owned or held of record by such Person, or over which such Person has voting control, upon any other matter arising under this Agreement submitted to a vote or consent of the Company's stockholders in a manner so as to implement the terms of this Agreement.

(b) Approval of a majority of the board shall be required for any and all material determinations regarding the Company, including (i) acquisition of material assets (including without limitation, intellectual property), (ii) incurrence of debt or liens, (iii) payment of dividends or distributions in respect of or redemption of equity, (iv) disposition of material assets and changes in business lines or material Company budgets, or (v) any other transaction not in the ordinary course of business.

2.5 Termination of Voting Agreements. The covenants and agreements contained in this Article II shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement and (ii) the date that either (1) EIS and its Permitted Transferees and (2) Bioject and its Permitted Transferees each own in the aggregate Securities representing less than 5% of the Fully Diluted Common Stock of the Company.


ARTICLE III
TRANSFERS OF RESTRICTED SECURITIES

3.1 General. From and after the date hereof, and until such time as the Company's securities are registered under the Exchange Act, or listed on a stock exchange or quoted on an electronic quotation system, no Stockholder shall, directly or indirectly, sell, assign, pledge, encumber, hypothecate or otherwise transfer (in each case, a "Transfer") any Company Securities except in accordance with this Agreement. The Company shall not, and shall not permit any transfer agent or registrar for the Company Securities to, transfer upon the books of the Company any Company Securities from any Stockholder to any Transferee (as hereinafter defined), in any manner, except in accordance with this Agreement, and any purported transfer not in compliance with this Agreement shall be void.

3.2 Legends; Securities Subject to this Agreement. In the event a Stockholder shall Transfer any Restricted Securities (including any such Restricted Securities acquired after the date hereof) to any Person (all Persons acquiring Restricted Securities from a Stockholder, as described in this Article III, regardless of the method of transfer, shall be referred to collectively as "Transferees" and individually as a "Transferee") in accordance with this Agreement, such securities shall nonetheless bear legends as provided in this Agreement and in Section 6.1 hereof, as the case may be; provided, however, that the provisions of this Section 3.2 shall not apply in respect of a sale of Restricted Securities in a registered public offering under the Securities Act or pursuant to Rule 144, or any successor rule under the Securities Act.

3.3 No Violations or Breach. Notwithstanding any other provision of this Agreement, no Stockholder shall, directly or indirectly, Transfer any Restricted Securities at any time if such action would constitute a violation of any federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of Restricted Securities under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder.

3.4 Transferee Bound. No Stockholder shall effect a Transfer of Restricted Securities unless such Transferee shall agree to be bound by this Agreement, and shall further agree to permit EIS or Bioject, as applicable, to act on their behalf in accordance with the provisions of this Agreement.

ARTICLE IV
RIGHT OF FIRST OFFER

4.1  Transfers by the Stockholders.  (a)     Notice of Intention.  If at any
time a Stockholder shall desire to Transfer any Restricted Securities owned by it (such Stockholder desiring to Transfer such securities being referred to herein as a "Selling Stockholder"), in any transaction or series of related transactions, then such Selling Stockholder shall deliver prior written notice of its desire to Transfer (a "Notice of Intention") to (i) the Company and
(ii) the party who is not the Selling Stockholder (for purposes of this Article IV, the party who is "not the Selling Stockholder" shall mean Bioject if the Selling Stockholder is the EIS or an EIS Transferee, and EIS if the Selling Stockholder is Bioject or a Bioject Transferee), and (iii) any Permitted Transferees, as applicable, setting forth such Selling Stockholder's desire to make such Transfer, the number and class of Company Securities proposed to be transferred (the "Offered Shares") and the proposed form of transaction (the "Transaction Proposal"), together with any documentation relating thereto and the price at which such Selling Stockholder proposes to Transfer the Offered Shares (the "Offer Price"). The "Right of First Offer" provided for in this Article IV shall be subject to any "Tag-Along Right" benefitting a Stockholder which may be provided for by Article V, subject to the exceptions set forth therein. The parties shall make such adjustments in the arrangements required by this Article IV as the board of directors shall deem necessary and proper in connection with obtaining material investments from unaffiliated third parties.

(b) Notice of Exercise. Upon receipt of the Notice of Intention, the party who is not the Selling Stockholder shall have the right to purchase at the Offer Price the Offered Shares, exercisable by the delivery of notice to the Selling Stockholder (the "Notice of Exercise"), with a copy to the Company within 10 business days from the date of receipt of the Notice of Intention. If no such Notice of Exercise has been delivered by the party who is not the Selling Stockholder within such 10 business-day period, or such Notice of Exercise does not relate to all the Offered Shares covered by the Notice of Intention, then the Selling Stockholder shall be entitled to Transfer the Offered Shares to the intended Transferee.

(c) Obligation to Sell. In the event that the party who is not the Selling Stockholder exercises its right to purchase Offered Shares in accordance with
Section 4.1(b), then the Selling Stockholder must sell the Offered Shares to such party, in the amounts set forth in the Notice of Intention, after not less than five business and not more than 15 business days from the date of the delivery of the Notice of Exercise.

(d) Termination. The rights and obligations of each of the Stockholders pursuant to the Right of First Offer provided herein shall terminate with respect to each such party on the earlier of (i) the tenth anniversary of the date hereof and (ii) with respect to such party's rights, the first date that EIS on the one hand, and Bioject on the other, plus, in each case, their respective Permitted Transferees, beneficially own, in the aggregate, Company Securities representing less than 2 1/2% of the Fully Diluted Common Stock and, with respect to each such group's obligations, the first date that the other group (including Permitted Transferees) beneficially own, in the aggregate, Company Securities representing less than 2 1/2% of the Fully Diluted Common Stock and (iii) the date the Company's common stock is registered under the Exchange Act or listed on a stock exchange or quoted on an electronic quotation system.

4.2 Closing. At the closing of the purchase of Offered Shares (scheduled in accordance with Section 4.1(c)), the Selling Stockholder shall deliver certificates evidencing the Offered Shares being sold, duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the party who is not the Selling Stockholder, duly executed by the Selling Stockholder, free and clear of any adverse claims, against payment of the purchase price therefor in cash, and such other customary documents as shall be necessary in connection therewith.

ARTICLE V
TAG-ALONG RIGHTS

5.1 Tag-Along Procedures. For purposes of this Section "Common Stock" shall include Common Stock underlying securities convertible thereto; provided that the parties shall make such adjustments in the arrangements required by this
Section 5.1 as the board of directors shall deem necessary and proper in connection with obtaining material investments from unaffiliated third parties.

(a) Tag-Along Right. Subject to Section 5.3, any one Stockholder (the "Transferring Stockholder") shall not Transfer (either directly or indirectly), in any one transaction or series of related transactions, to any Person or group of Persons, Company Securities representing, in the aggregate, more than 5% of the Common Stock unless the terms and conditions of such Transfer shall include an offer to the other Stockholders (the "Remaining Stockholders"), at the same price and on the same terms and conditions as the Transferring Stockholder has agreed to sell its Company Securities.

(b) Notice. In the event a Transferring Stockholder proposes to Transfer any Common Stock in a transaction subject to this Section 5.1, it shall notify, or cause to be notified, the Remaining Stockholders in writing of each such proposed Transfer. Such notice shall set forth: (i) the name of the transferee and the number of shares of Common Stock proposed to be transferred, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the transferee (the "Transferee Terms") and
(iii) that the transferee has been informed of the "Tag-Along Right" provided for in this Section 5.1, if such right is applicable, and has agreed to purchase shares of Common Stock from the Transferring Stockholder in accordance with the terms hereof.

(c) Exercise. The Tag-Along Right may be exercised by the Remaining Stockholders by delivery of a written notice to the Transferring Stockholder (the "Tag-Along Notice") within five business days following receipt of the notice specified in the preceding subsection. The Tag-Along Notice shall state the number of shares of Common Stock owned by the Remaining Stockholder which the Remaining Stockholder wishes to include in such Transfer; provided, however, that without the written consent of the Transferring Stockholder, the number of shares belonging to the Remaining Stockholder included in such Transfer may not be greater than such Remaining Stockholder's percentage beneficial ownership of Common Stock (on a fully diluted basis) multiplied by the total number of shares of common stock to be sold by both the transferring stockholder and all remaining stockholders. Upon receipt of a Tag-Along Notice, the Transferring Stockholder shall be obligated to transfer at least the entire number of shares of Common Stock set forth in the Tag-Along Notice to the Transferee on the Transferee Terms; provided, however, that the Transferring Stockholder shall not consummate the purchase and sale of any shares hereunder if the Transferee does not purchase all shares. If no Tag-Along Notice has been delivered to the Transferring Stockholder prior to the expiration of the five-day period referred to above and if the provisions of this Section have been complied with in all respects, the Transferring Stockholder shall have the right for a 60 day calendar day period to Transfer Common Stock to the Transferee on the Transferee Terms without further notice to any other party, but after such 60-day period, no such Transfer may be made without again giving notice to the Remaining Stockholders of the proposed Transfer and complying with the requirements of this Article V.

5.2   Closing.  At the closing of any Transfer of Common Stock subject to this
Article V, the Transferring Stockholder, and the Remaining Stockholder, in the event such Tag-Along Right is exercised, shall deliver certificates evidencing such shares of Common Stock as have been Transferred by each, duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the Transferee, free and clear of any adverse claim, against payment of the purchase price therefor.

5.3 Exceptions. Notwithstanding the foregoing, this Article V shall not apply to any sale of Common Stock pursuant to an effective registration statement under the Securities Act in a bona fide public offering, sales made in compliance with Rule 144, or any successor rule under the Securities Act.

5.4 Termination. This Article V shall terminate on earlier of (i) the seventh anniversary of the date hereof or (ii) the first date that either EIS or Bioject beneficially own shares of Common Stock representing less than 2 1/2% of the Fully Diluted Common Stock or (iii) the date the Company's common stock is registered under the Exchange Act or listed on a stock exchange or quoted on an electronic quotation system.

ARTICLE VI
MISCELLANEOUS

6.1 Administrative Services Agreement. In consideration of EIS's agreement to invest in the Company, as soon as practicable after the date hereof, the Company and Bioject shall enter into an administrative services and support agreement (which shall be reasonably satisfactory to EIS) which shall contain provisions to the effect that Bioject shall provide commercially reasonable and customary support and administrative services to the Company in connection with the performance of the Company's obligations hereunder and under the License Agreement.

6.2 Endorsement of Stock Certificates. Each of the Stockholders hereby agrees that, in addition to any legends required by any other agreement, each outstanding certificate representing shares of Company Securities subject to this Agreement shall bear an endorsement reading substantially as follows until the restrictions (including without limitation, the transfer restrictions) with respect to such Company Securities are no longer effective:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 15, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT COMPLYING WITH THE TERMS AND CONDITIONS OF SUCH AGREEMENTS.

6.3 Term. Except as otherwise provided herein, this Agreement shall terminate upon the sale of all Company Securities now owned by EIS and Bioject (or their respective Permitted Transferees) in compliance with the provisions hereof to parties not bound hereby, as provided herein.

6.4 Injunctive Relief. The parties hereto hereby agree and acknowledge that it will be impossible to measure in money the damages that would be suffered if any party should breach any obligation, covenant or representation herein imposed or made, and that, in the event of such breach, a non-breaching party will be irreparably damaged and will not have an adequate remedy at law. Any such non-breaching party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the other parties hereto shall raise the defense that there is an adequate remedy at law.

6.5 Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by telex or facsimile transmission, by mailing the same in a sealed envelope, certified first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:
(i) if to the Company or Bioject, to:

Bioject JV Subsidiary Inc.
        or
Bioject Medical Technologies Inc.
7620 S.W. Bridgeport Road
Portland, Oregon 97224
Telecopier: 503-620-6431
Attention: President

with a copy to:

Bogle & Gates P.L.L.C.
Two Union Square
601 Union Street
Seattle, Washington 98101-2346
Telecopier:206-620-2660
Attention: Christopher Barry

(ii) if to EIS, to:

Elan International Services, Ltd.
Flatts Smiths SL04
Bermuda
Telecopier: (441) 292-2224
Attention: President

with a copy to:

Brock Fensterstock Silverstein McAuliffe & Wade LLC
153 East 53rd Street
New York, New York 10022
Telecopier: (212) 371-5500
Attention: David Robbins

Each Stockholder, by written notice given to the Company in accordance with this Section 6.5 may change the address to which notices, other communication or documents are to be sent to such Stockholder. All notices, other communications or documents shall be deemed to have been duly given when received. Whenever pursuant to this Agreement any notice is required to be given by any Stockholder to any other Stockholder or Stockholders, such Stockholder may request from the Company a list of addresses of all Stockholders of the Company, which list shall be promptly furnished to such Stockholder.

6.6 Assignment. Except as expressly permitted hereunder, neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties and successors and assigns of each of the parties. If any Stockholder shall acquire any Restricted Securities in any manner, whether by operation of law or otherwise, such Restricted Securities shall be held subject to all of the terms of this Agreement.

6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon without regard to the principles of conflicts of laws.

6.8 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

6.9 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

6.10 Amendments and Waiver. No provision of this Agreement may be amended, nor performance of any covenant or agreement waived, except by a written instrument executed by each of the Company, EIS and Bioject. Neither a failure nor a delay in exercising any right, power or privilege of a party hereunder shall operate as a waiver of, or a consent to the modification of, the terms hereof unless given by that party in writing. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach.

6.11 Inspection. So long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any stockholder of the Company at the principal offices of the Company.

6.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same Agreement.

[Signature page follows]


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Bioject JV Subsidiary Inc.



By:/s/ James C. O'Shea
Name:  James C. O'Shea
Title: President

Bioject Medical Technologies Inc.



By:/s/ James C. O'Shea
Name:  James C. O'Shea
Title: President

Elan International Services, Ltd.



By:/s/ Kevin Insley
Name:  Kevin Insley
Title: President and Chief Financial Officer